AGREEMENT FOR CONTRIBUTION OF
                 REAL ESTATE AND RELATED PROPERTY


     THIS AGREEMENT FOR CONTRIBUTION OF REAL ESTATE AND RELATED PROPERTY ("THIS AGREEMENT") made as of the _____ day of __________, 1997, by and between the nine Michigan limited partnerships listed and described on
Schedule 1 attached hereto (collectively, the "AFFILIATED PARTNERSHIPS"), each having its principal office at 21790 Coolidge Highway, Oak Park, Michigan 48237, and Home Properties of New York, L.P., a New York limited partnership (the "OPERATING PARTNERSHIP"), having its principal office at 850 Clinton Square, Rochester, New York 14604.

                       W I T N E S S E T H:

     This Agreement is made with reference to the following facts and objectives:

     (A) Each Partnership owns a 100% fee simple interest in one, or more, of the fourteen (14) Michigan apartment properties (the "BERGER/LEWISTON PORTFOLIO") listed on Schedule 2 attached hereto.

     (B) The Berger/Lewiston Portfolio comprises 3,106 dwelling units, in the aggregate, and, in the case of each Property, is situated upon land owned in fee simple by the relevant Partnership.

     (C) The Property, or Properties, owned by each Partnership is/are listed on Schedule 3 attached hereto.

     (D) Upon the terms and conditions set forth in this Agreement, each of the Partnerships desires to exchange, transfer and convey to the Operating Partnership a 100% fee simple interest in the Property, or Properties, owned by such Partnership, together with the related Personal Property, Service Contracts and Trade Names, in exchange for limited partnership interests (the "OP UNITS") in the Operating Partnership.

     (E) Upon the terms and conditions set forth in this Agreement, the Operating Partnership desires to acquire the Berger/Lewiston Portfolio in exchange for OP Units.

     (F)  The OP Units are to be allocated among the Affiliated
Partnerships in accordance with Schedule 4 attached hereto.

     (G) It is expected that the transfer of the Berger/ Lewiston Portfolio by the Affiliated Partnerships to the Operating Partnership will qualify, in its entirety, for Federal income tax purposes, as a tax free transfer, pursuant to Section 721 of the Code.

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     (H) As used in this Agreement with initial capital letters, the following terms, in each instance, shall have the meaning ascribed thereto:

     "CODE" shall mean and refer to the Internal Revenue Code of 1986, as amended;

     "ENVIRONMENTAL LAW" shall mean and refer to any Federal, state, county or municipal environmental, health, chemical use, safety or sanitation law, statute, ordinance or code relating to the protection of the environment, and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials, and the rules, regulations and orders promulgated and/or issued thereunder;

     "HAZARDOUS MATERIALS" shall mean and refer to any hazardous substances described or defined in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; (ii) the Hazardous Materials Transportation Act, as amended; (iii) the Resource Conservation and Recovery Act, as amended; (iv) the Toxic Substances Control Act, as amended; and (v) any applicable Michigan environmental laws, and the regulations promulgated thereunder, in each case, as at the date of this Agreement.

     "HME" shall mean and refer to Home Properties of New York, Inc., a Maryland corporation (which operates as a self-administered, and self-managed, equity real estate investment trust);

     "HME COMMON SHARES" shall mean and refer to the shares of common stock in HME, which are traded on the New York Stock Exchange;

     "MORGAN" shall mean and refer to Morgan Guaranty Trust Company of New
     York;

     "MORGAN LOAN" shall mean and refer to the Mortgage Note dated May 13, 1993, in the original face amount of $42,000,000, made and delivered by the Affiliated Partnerships to Morgan, and which is secured by a separate mortgage upon each Property;

     "NEGATIVE BASIS" shall mean and refer to the deficit cost basis of any Partnership in the Property or Properties, or the OP Units, owned by such Partnership, for Federal income tax purposes, as at the relevant date;

     "OPERATING PARTNERSHIP" shall mean and refer to Home Properties of New York, L.P., a New York limited partnership (in which HME is the sole general partner, and through which HME conducts its operational, management and investing activities);

     "OP UNITS" shall mean and refer to limited partnership interests in the Operating Partnership, which are, subject to restrictions, exchangeable, on a one-to-one basis, for HME Common Shares;

     "PARTNERSHIP" shall mean and refer to any one of the Michigan limited partnerships comprising the Affiliated
     Partnerships; and

     "PROPERTY or "PROPERTIES" shall mean and refer to any one, or more, or all, of the apartment projects comprising the Berger/Lewiston Portfolio, as the context may require, including, in the case of each apartment project (i) the land occupied by such apartment project (the "Land"), as more particularly described on Exhibit "A" attached hereto, together, in each instance, with (a) all and singular the easements, rights-of-way, rights, privileges, benefits, tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and (b) all right, title and interest of the relevant Partnership in and to any land lying in the bed of any street, road, avenue or alley, open or proposed, public or private, in front of, behind, or otherwise adjoining the Land, or any part of the Land, including, without limitation, all right, title and interest of the relevant Partnership in and to (1) any award made after the date of this Agreement as a result of condemnation, or in lieu thereof, and
     (2) any unpaid award as at the date of this Agreement as a result of condemnation, or in lieu thereof; and (ii) all buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land (the "IMPROVEMENTS"), including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, and fixtures, parking lots and facilities, landscaping, roadways, fences, mail boxes, sidewalks, maintenance buildings, swimming pools and other recreational facilities, security devices, signs and light fixtures;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, agreements and undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Affiliated Partnerships and Operating Partnership agree as follows:

     1. CONTRIBUTION. (a) Upon and subject to the terms and conditions set forth in this Agreement, each Partnership agrees to transfer, exchange and contribute the Property or Properties owned by such Partnership to the Operating Partnership, and the Operating Partnership agrees to acquire such Property or Properties from each Partnership.

               (b) In the case of each Property, the transfer, exchange, conveyance and acquisition shall, in addition, include all of the right, title and interest of the relevant Partnership in and to the following:

                    (1) all furniture, furnishings, equipment, machinery and other tangible personal property and fixtures of every kind and description owned by the Partnership, and used or useful in connection with such Property (in each instance, the "PERSONAL PROPERTY"), including, without limitation, all ranges, refrigerators, disposals, dishwashers, water heaters, furnaces, air conditioning units and equipment, carpeting, traverse rods, drapes and other window treatments, exhaust fans, range hoods, screens, model unit furniture, tools, parts, motors, supplies, pool and other recreational equipment, cabinets, mirrors, shelving, computers and other office equipment, stationery and other office supplies, and maintenance vehicles and accessories, and all replacement of, and/or substitutions for, any of the foregoing;

                    (2) all present and subsequent leases with tenants, and/or other occupancy agreements, together with all pending applications for tenancy (in each instance, the "LEASES");

                    (3) all service and maintenance contracts, and equipment leases, used or useful in connection with the Property, and which are not to be terminated under this Agreement (in each instance, the "SERVICE CONTRACTS"), including, without limitation, natural gas purchase contracts, vehicle, communication and other equipment leases (the "EQUIPMENT LEASES", and the vehicles and equipment covered thereby being herein called the "LEASED EQUIPMENT"), coin-operated laundry concession leases, and pending purchase orders, all of which are listed on Schedule 5 attached hereto; and

                    (4) all trademarks, service marks, logos, trade, assumed or business names and telephone numbers related to the use and operation of the Property (in each instance, the "TRADE NAMES"), except that the Partnership makes no representation or warranty of title with respect to such Trade Names.

          2. CONTRIBUTION VALUE. (a) The agreed aggregate value of the Properties shall be $105,000,000, including the Morgan Loan (the "AGGREGATE CONTRIBUTION VALUE"), together with, and in addition to, the usual and customary closing adjustments (the "CLOSING ADJUSTMENTS"). For purposes of this Agreement, Closing Adjustments shall include, in addition, and without limitation, tenant security deposits (the "SECURITY DEPOSITS"), and reserves for replacement, and escrows for real estate taxes and insurance, held in connection with the Morgan Loan (the "RESERVES AND ESCROWS"). The Aggregate Contribution Value, and Closing Adjustments, will be allocated among the Properties in accordance with Schedule 4 attached hereto.

               (b) The net contribution value for the Properties (the "NET CONTRIBUTION VALUE") shall be an amount equal to the Aggregate Contribution Value, less the principal balance and accrued interest outstanding upon the Morgan Loan as at the completion of the Closing under this Agreement (prior to giving effect to any increase in the amount of the Morgan Loan occasioned by any restructuring thereof contemplated and/or permitted under this Agreement), together with, and in addition to, the net balance of Closing Adjustments in favor of the Affiliated Partnerships (the "NET CLOSING ADJUSTMENTS").

               (c) The Net Contribution Value (including the Net Closing Adjustments) shall be paid to the Affiliated Partnerships in OP Units upon completion of the Closing. The number of OP Units to be issued and delivered to the Affiliated Partnerships shall be calculated by using a twenty (20) day trailing average of the closing price of HME Common Shares on the New York Stock Exchange for the twenty (20) business days next prior to the date of execution of this Agreement by both the Operating Partnership and the Affiliated Partnerships (the "CLOSING PRICE"), provided that, in any event, the Closing Price, for such purpose, shall not exceed $24.00 per share, or be less than $22.00 per share. In the event that the Closing Price exceeds $24.00 per share, then the Net Contribution Value shall be divided by 24 to determine the number of OP Units to be issued and delivered. In the event that the Closing Price is less than $22.00 per share, then the Net Contribution Value shall be divided by 22 to determine the number of OP Units to be issued and delivered. The Net Contribution Value (including the Net Closing Adjustments, and the OP Units) shall be allocated among the Affiliated Partnerships in accordance with Schedule 4 attached hereto.

          3. OP UNITS. (a) Distributions with respect to the OP Units will be identical in amount and timing to the dividends on HME Common Shares, except that the initial distribution payable with respect to the OP Units issued to the Affiliated Partnerships shall be made on the date on which HME shall pay the dividend to holders of HME Common Shares that relates to the earnings for the calendar quarter in which the OP Units were issued to the Affiliated Partnerships, and shall be prorated such that the Affiliated Partnerships will receive a pro-rata distribution for the period from the date on which the OP Units were issued to the Affiliated Partnerships to, and including, the last day of the calendar quarter in which the OP Units were so issued.

               (b) Subject to the terms of a Lock-Up Agreement, in the form of Exhibit "B" attached hereto, to be dated the Closing Date, and to the terms of the Second Amended and Restated Agreement of Limited Partnership of the operating Partnership, as amended (the "0PERATING PARTNERSHIP AGREEMENT"), in the form of Exhibit "C" attached hereto, the OP Units will be convertible into HME Common Shares, on a one-to-one basis, after the elapse of three (3) years from and after the Closing Date (the "LOCK-UP PERIOD"), during which the Affiliated Partnerships will be restricted from converting, or transferring, any of the OP Units.

               (c) From and after the expiration of the Lock-Up Period, the Affiliated Partnerships shall have all of the transfer, exchange and conversion rights with regard to the OP Units as are set forth in the Operating Partnership Agreement.

               (d) Upon the terms and conditions of a Registration Rights Agreement, in the form of Exhibit "D" attached hereto, to be dated the Closing Date, the Affiliated Partnerships shall have registration rights and a listing commitment with regard to the OP Units (the "REGISTRATION RIGHTS"), including demand and piggy back rights. The exercise of Registration Rights shall be without cost to the Affiliated Partnerships.

               (e) The OP Units will be subject to a Voting Rights Agreement, in the form of Exhibit "E" attached hereto, to be dated the Closing Date.

               (f) At the Closing, each Partnership will enter into the Operating Partnership Agreement by the execution of an amendment to the Operating Partnership Agreement (the "AMENDMENT"), in each case reflecting the admission of such Partnership as a limited partner in the Operating Partnership.

          4.   GROSS ASSET VALUE.  For purposes of the Operating
Partnership Agreement, and the initial capital accounts of the Affiliated Partnerships in the Operating Partnership, the Gross Asset Value of the Properties shall be equal to the Aggregate Contribution Value, and shall be allocated according to Schedule 4 attached hereto.

          5. MORGAN LOAN. Subject to the consent of Morgan (the "LENDER'S CONSENT"), the Properties shall be transferred and conveyed to the Operating Partnership subject to the Morgan Loan (the "ASSUMPTION"). The Affiliated Partnerships and the Operating Partnership agree to work together, with Morgan, in good faith, to restructure the terms of the Morgan Loan (including, without limitation, the interest rate, amount, manner of payment, required reserves and escrows) in a manner which is acceptable to the Operating Partnership. The costs involved in connection with obtaining the Lender's Consent to the Assumption, including, without limitation, any restructuring of the Morgan Loan acceptable to Morgan, the Operating Partnership and the Affiliated Partnerships (collectively, the "LENDER'S COSTS"), shall be allocated between the Operating Partnership and the Affiliated Partnerships in accordance with Schedule 6 attached hereto. The documents evidencing and comprising the Morgan Loan (the "MORGAN LOAN DOCUMENTS") are summarized on Schedule 7 attached hereto.

          6. PERMITTED EXCEPTIONS. Each Property shall be transferred and conveyed by the relevant Partnership to the Operating Partnership subject only to the following (the "PERMITTED EXCEPTIONS"):

               (a) the Morgan Loan;

               (b) the lien of real estate taxes not yet due and payable;

               (c) the Leases;

               (d) the Service Contracts; and

               (e) easements, rights-of-way, covenants, restrictions and other matters of record which do not materially adversely affect the use and operation of the Property.

          7.   OBLIGATIONS AND COVENANTS OF THE AFFILIATED
PARTNERSHIPS.  (a) From the date of this Agreement to the Closing
Date, each Partnership, with respect to the Property, or each Property, owned by such Partnership (or the Affiliated
Partnerships, as the context may require) shall:

                    (1) Maintain, manage and operate the Property in substantially the same condition and manner as such Property is now maintained, managed and operated by the Partnership, and keep such Property, including, without limitation, the Improvements and Personal Property, in good condition and repair, ordinary wear and tear excepted;

                    (2) Maintain the Morgan Loan in full force and effect, timely make all payments, and observe and perform all covenants to be paid, observed or performed by the Mortgagor thereunder, and promptly deliver to the Operating Partnership notice of any receipt

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                    or delivery of any notice (including any notice of default) thereunder;

                    (3) Promptly provide the Operating Partnership with a copy of any notice, citation, complaint or other directive from any person, entity or governmental authority whereby compliance with any Environmental Law is called into question;

                    (4) maintain in full force and effect all of the existing insurance policies regarding the Property;

                    (5) Promptly deliver to the Operating Partnership a copy of any notice of default under any Lease, and promptly cure any such default;

                    (6) Promptly deliver notice to the Operating
                    Partnership of, and, if the same may adversely affect the Operating Partnership, or the Property, defend, at the Partnership's expense, all actions, suits, claims and other proceedings affecting the Property, or the use, possession or occupancy thereof;

                    (7) Promptly deliver notice to the Operating
                    Partnership of any actual or threatened condemnation of the Property, or any portion thereof;

                    (8) Maintain all Licenses in full force and effect;

                    (9) Maintain all Service Contracts in full force and effect; timely make all payments, and observe and perform all obligations to be paid, observed or performed by the Partnership thereunder; and promptly notify the operating Partnership of any receipt or delivery of any notice (including any notice of default) thereunder;

                    (10) Provide all services, repairs and other work required to be provided by the landlord under the Leases;

                    (11) Cooperate with the Operating Partnership in connection with (i) the consummation of the transaction contemplated by this Agreement, and (ii) the preparation of the Closing documents and apportionments hereunder;

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                    (12) Promptly deliver to the Operating Partnership a copy of any notice of required work from any company insuring the Property against casualty loss;

                    (13) Terminate all management agreements pertaining to the Properties, effective as of the completion of the Closing on the Closing Date;

                    (14) Promptly deliver to the Operating Partnership a copy of any notice of any violation (or alleged violation) of any law, ordinance, order, requirement or regulation of any Federal, state, county, municipal or other governmental department, agency or authority relating to the Property; and

                    (15) Promptly give written notice to the Operating Partnership of the occurrence of any condition or event which affects the truth or accuracy of any representation or warranty made (or to be made) by any Partnership, or the Affiliated Partnerships, under or pursuant to this Agreement.

               (b) From the date of this Agreement to the Closing Date, each Partnership, with respect to the Property, or each Property, owned by such Partnership (or the Affiliated Partnerships, as the context may require) shall not:

                    (1) Except in conjunction with the operating
                    Partnership, modify, amend, renew, extend, terminate or otherwise alter the Morgan Loan, or any document or documents relating thereto;

                    (2) Increase any wage or fringe benefit payable to any employee at the Property, without the prior written consent of the Operating Partnership, in each instance, which consent shall not be unreasonably withheld, conditioned or delayed;

                    (3) Remove from the Property any article of Personal Property, except as may be necessary for repairs, or the discarding of worn out or useless items, provided, however, that any such article removed for repairs shall be returned to the Property promptly upon its repair, and shall remain a part of the Personal Property, whether or not such article shall be located on the Property at the time of the Closing, and any such article

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                    so discarded shall be replaced with a new article of similar quality and utility prior to Closing;

                    (4) Modify, amend, renew, extend, terminate or otherwise alter any of the Service Contracts, or enter into any new service or maintenance contract, equipment lease or purchase order affecting the Property, and extending beyond, or for any work or improvement which will not be completed and paid for prior to, the Closing Date, without the prior written consent of the Operating Partnership, in each instance, which consent shall not be unreasonably withheld, conditioned or delayed;

                    (5) Terminate any Lease, except in the case of any Lease where the tenant is more than thirty (30) days delinquent in the payment of rent, or in which there has been a material violation of the obligations of the tenant which has remained uncured for thirty (30) days after the delivery of notice of such default to the tenant;

                    (6) Enter into any new Lease, or renew or extend any existing Lease, for a term in excess of twelve months, or at a monthly rental less than the relevant rental rate set forth in the rental schedule for the Property approved by the Operating Partnership;

                    (7) Modify or amend the present form of lease in use by the Partnership, without the prior written consent of the Operating Partnership;

                    (8) Enter into any new license, franchise, concession or easement agreement affecting the Property, without the prior written consent of the Operating Partnership, in each instance;

                    (9) Apply any Security Deposits against rent delinquencies or other Lease defaults, other than in the case of tenants who have vacated their apartments, or are currently involved in litigation with the Partnership;

                    (10) Undertake or commence any renovations or alterations at the Property, except those necessary to comply with any of the provisions of this Agreement, without the

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                    prior written consent of the Operating Partnership, in each instance, which consent shall not be unreasonably withheld, conditioned or delayed;

                    (11) Sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property, or the Personal Property, or any interest therein, except in the case of the sale or other disposition of items of Personal Property to be replaced hereunder;

                    (12) Initiate, consent to, approve or otherwise take any action with respect to the zoning, or any other governmental rule or regulation, presently applicable to all or any part of the Property; and

                    (13) Issue any press release or other media publicity of any kind whatever with respect to this Agreement, or the transaction contemplated hereby, without the prior written consent of the Operating Partnership.

          8. REPRESENTATIONS AND WARRANTIES OF THE AFFILIATED PARTNERSHIPS. (a) Except as reasonable construction may require that the relevant representation and warranty is made by the Affiliated Partnerships collectively, or that the relevant representation and warranty is made by some of the Partnerships and not others, or applies to some of the Properties and not others, each Partnership represents and warrants that each of the following is true, complete and accurate as of the date of this Agreement (and will be true, complete and accurate as of the Closing Date) with regard to such Partnership, and the Property, or each Property, owned by such Partnership:

                    (1) The Partnership is the sole owner of, and has good, marketable and insurable fee simple title to the Property, free and clear of all liens, charges and encumbrances, except the Permitted Exceptions.

                    (2) The Partnership owns legal and beneficial title to the Personal Property, other than the Leased Equipment, free and clear of all liens, charges and encumbrances, except the Permitted Exceptions.

                    (3) There are no agreements with regard to the Leased Equipment other than the Equipment Leases set forth in
                    Schedule 5 attached hereto, and true and complete copies of all

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                    Equipment Leases have been delivered to the Operating Partnership.

                    (4) Each of the Equipment Leases is in full force and effect. none of the parties thereto is in default of any of its obligations thereunder; and no event has occurred that, with the giving of notice, or the passage of time, or both, would constitute a default thereunder.

                    (5) The Morgan Loan is in full force and effect; there exists no default thereunder; and no event has occurred that with the giving of notice, or the passage of time, or both, would constitute a default thereunder.

                    (6) True, complete and accurate copies of the Morgan Loan Documents have been made available to the Operating Partnership.

                    (7) The Partnership is a limited partnership, duly organized, validly existing, and in good standing under the laws of the State of Michigan, and has full power and authority to enter into, and to fully perform and comply with the terms of this Agreement.

                    (8) The execution and delivery of this Agreement, and its performance by the Partnership, will not conflict with, or result in the breach of, any contract, agreement, law, rule or regulation to which the Partnership is a party, or by which the Partnership is bound.

                    (9) Prior to Closing, the Partnership shall have taken all partnership action required for the consummation of the transaction contemplated by this Agreement.

                    (10) Except for the Lender's Consent, no approvals or consents by third parties, or governmental authorities, are required or necessary for the Partnership to lawfully consummate the transaction contemplated by this Agreement.

                    (11) This Agreement is valid and enforceable against the Partnership in accordance with its terms, and each instrument to be executed by the Partnership pursuant to this Agreement, or in connection herewith, will,

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                    when executed and delivered, be valid and enforceable against the Partnership in accordance with its terms, except as such enforcement may be limited by bankruptcy and other laws affecting creditors, rights generally.

                    (12) The Property abuts a public right-of-way, and the rights of ingress and egress with respect thereto are not restricted or limited in any material manner.

                    (13) No written notice has been received by the Partnership from any insurer, or from Morgan, with respect to any defect in the Property, or the use or operation thereof, which remains uncured or uncorrected.

                    (14) Except as described on Schedule 8 attached hereto, there are no special or other assessments for public improvements or otherwise now affecting the Property, nor does the Partnership know of (i) any pending or threatened special assessments affecting the Property, or (ii) any contemplated improvements affecting the Property that may result in a special assessment against the Property.

                    (15) The Partnership has not received any notice from any party that the Property, or the current use, occupation or condition thereof, violate(s) any governmental statute, law ordinance, rule or regulation applicable (or allegedly applicable) to the Property, or any order of any governmental agency relating to the Property and/or the use and/or legal occupancy thereof, or any applicable deed restrictions or other covenant, easement or agreement pertaining to the Property (including, without limitation, any of the Permitted Exceptions), or any approval pertaining to the Property, and to the best knowledge of the Partnership, the Property, and the current use, occupation and condition thereof, do not violate any such statute, law, ordinance, rule, regulation, order, restriction, covenant, easement, agreement or approval.

                    (16) All certificates of occupancy, operating permits and licenses (the "LICENSES"), required by any relevant governmental authority for the lawful use, operation and occupancy of the Property have been issued, and are in full force and effect.

                    (17) The Partnership has received no notice that the current use, operation or occupancy of any part, or all, of the Property violates any of the Licenses, and all of the Licenses are transferable with the Property to the Operating Partnership without charge by any relevant governmental authority.

                    (18) There is no action, proceeding or investigation pending, or, to the best knowledge of the Partnership, threatened, against the Partnership, or the Property, by or before any court or governmental department, commission, board, agency or instrumentality, and the Partnership does not know of any basis for any such action, proceeding or investigation.

                    (19) The Partnership is not in default in respect of any of its obligations or liabilities pertaining to the Property, and there is not any present state of facts or circumstances, or condition or event, which, after the giving of notice, or the lapse of time, or both, would constitute or result in any such default.

                    (20) All financial information about the Property heretofore or hereafter furnished by the Partnership to the Operating Partnership is, and shall be, true, complete and correct in all material respects as of the date therein specified, and shall present fairly the financial condition of the Property, and with respect to projections, shall be based upon commercially reasonable information available to the Partnership at the time when first delivered to the Operating Partnership.

                    (21) The Partnership, and each partner in the Partnership (both general and limited), is an "ACCREDITED INVESTOR", as that term is defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended.

                    (22) The Partnership is acquiring the OP Units for investment purposes only, without the intention of making a distribution thereof.

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                    (23) Except as set forth on Schedule 8 attached hereto, the Partnership has no knowledge of any Federal, state, county or municipal plan to change the highway or road system in the vicinity of the Property, or to restrict or change access from any such highway or road to the Property, or of any pending or threatened condemnation or eminent domain proceedings relating to or affecting the Property.

                    (24) There are no trade or assumed names affecting or identifying the Property other than the Trade Names, and the use of such Trade Names is freely transferable to the Operating Partnership.

                    (25) The Partnership has not (i) made a general assignment for the benefit of its creditors;
                    (ii) admitted in writing its inability to pay its debts as they mature; (iii) had an attachment, execution or other judicial seizure of any property interest which remains in effect; or (iv) become generally unable to meet its financial obligations as they mature.

                    (26) There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of the Partnership, or the debts of the Partnership, under any law relating to bankruptcy, insolvency, reorganization or the relief of debtors, or seeking the appointment of a receiver, trustee, custodian or other similar official for the Partnership, or the Property.

                    (27) To the best knowledge of the Partnership, there are no Hazardous Materials on, in or under the Property, and the Property has never been used by the Partnership, or any other person, to generate, treat, store, dump, release, emit, use, transport or in any manner deal with Hazardous Materials.

                    (28) To the best knowledge of the Partnership, the present use and occupation of the Property does not violate any Environmental Law.

                    (29) The Partnership is not delinquent in any payment for services, materials and work supplied to the Property at the request of the Partnership.

                    (30) The summaries of Leases affecting the Properties attached as Exhibit "F" to this Agreement (the "RENT ROLLS") are true, complete and accurate as at the date set forth therein.

                    (31) True and complete copies of all Leases have been made available to the Operating Partnership at the principal office of the Partnership.

                    (32) Except for the Morgan Loan, the Partnership has not assigned, mortgaged, pledged, hypothecated or otherwise encumbered any of its rights or interests under any of the Leases.

                    (33) Each Rent Roll accurately includes each tenant's name, a description of the dwelling unit leased by such tenant, the amount of rent due monthly from such tenant, the amount of the security deposit, if any, paid by such tenant (collectively, the "SECURITY DEPOSITS"), and the expiration date of the term of such Lease.

                    (34) Except as indicated on the Rent Rolls, each Lease is in full force and effect.

                    (35) Except as indicated on the Rent Rolls, all rents are being paid and are current.

                    (36) Except as indicated on the Rent Rolls, no tenant has paid any rent for more than one month in advance.

                    (37) Except as indicated on the Rent Rolls, no tenant is entitled to any free rent, abatement of rent or similar concession.

                    (38) As of the date of this Agreement, the Security Deposits under the Leases are as set forth in the Rent Rolls.

                    (39) No brokerage commission or other compensation is payable (or will, with the passage of time, or occurrence of any event, or both, be payable) with respect to any Lease.

                    (40) All representations on the part of the landlord contained in the Leases, if any, are true and correct in all material aspects.

                    (41) Each Partnership has complied (and is in compliance) with all of the requirements of the relevant Michigan laws regarding the holding of tenant security deposits.

                    (42) To the best knowledge of the Partnership, there has been no reduction of services at the Property that would entitle any tenant to a reduction or refund in rent.

                    (43) Except for the Service Contracts listed on
                    Schedule 5 attached hereto, there are no service or maintenance contracts, or pending purchase orders pertaining to the Property which may not be terminated upon not more than thirty (30) days, notice, without payment of any penalty or termination fee.

                    (44) True and complete copies of the Service Contracts have been made available to the Operating Partnership at the principal office of the Affiliated Partnerships.

                    (45) Each of the Service Contracts is in full force and effect; none of the parties thereto is in default of any of its obligations thereunder; and no event has occurred that, with the giving of notice, or the passage of time, or both, would constitute a default thereunder.

               (b) All of the representations and warranties of the Affiliated Partnerships, and each Partnership, set forth in this Agreement shall be true and correct in all material respects at the date of this Agreement, and shall be deemed to be repeated at, and as of the Closing Date, and shall be true and correct in all material respects as at the Closing Date.

               (c) All of the representations and warranties of the Affiliated Partnerships, and each Partnership, set forth in this Agreement, including, without limitation, the following indemnity, shall survive the Closing, and shall not be deemed to have merged in any document delivered at the Closing.

               (d) The Affiliated Partnerships agree to indemnify the Operating Partnership, and hold harmless and defend the Operating
Partnership, from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys, fees, arising as the result of a breach of any of the representations and warranties

                               -18-
of the Affiliated Partnerships, or any Partnership, set forth in this Agreement.

               (e) Except as expressly provided in this Agreement, the Affiliated Partnerships, and each Partnership, have made no representations and/or warranties regarding the Properties, and, except as expressly set forth in this Agreement, the operating Partnership shall, at Closing, accept each Property in "AS IS" condition, with all faults, and without any other representations or warranties of any kind, whether as to merchantability, or fitness for a particular purpose, or otherwise.

          9. REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP AND HME. (a) The Operating Partnership and HME represent and warrant that each of the following is true, complete and accurate as of the date of this Agreement, and will be true, complete and accurate as of the Closing Date, and, as the context may require, thereafter:

                    (1) The Operating Partnership and HME are duly organized, validly existing and in good standing (under the laws of the State of New York, and the State of Maryland, respectively, and each has all the requisite power and authority to enter into and carry out and perform this Agreement, according to its terms.

                    (2) Neither the execution and delivery of this Agreement, nor the performance of this Agreement by the Operating Partnership, nor the execution, delivery and performance of the Registration Rights Agreement by HME, nor the execution, delivery and performance of the Voting Rights Agreement by HME and the Operating Partnership, nor the execution and delivery of the Lock-Up Agreement by HME and the Operating Partnership, nor the execution and delivery of the Amendment by the Operating Partnership, nor the issuance and delivery of the OP Units by the Operating Partnership, will conflict with, or result in any breach of, any contract, agreement, law, rule or regulation to which either HME or the Operating Partnership is a party, or by which either HME or the Operating Partnership is bound.

                    (3) This Agreement has been duly authorized, executed and delivered, and constitutes a legal and binding obligation of the Operating Partnership, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy and other laws affecting creditors, rights generally.

                    (4) Each instrument to be executed and delivered by the Operating Partnership and/or HME pursuant to this Agreement, or in connection herewith, will, when executed and delivered, be valid and enforceable against the Operating Partnership and/or HME in accordance with its terms, except as such enforcement may be limited by bankruptcy and other laws affecting creditors, rights generally.

                    (5) To the best knowledge of the operating Partnership, there is no litigation, proceeding or investigation pending, or threatened, against or affecting the Operating Partnership, or HME, that might affect the validity of this Agreement, or any action taken, or to be taken, by the Operating Partnership, or HME, pursuant to this Agreement, or that might have a material adverse effect on the business of the Operating Partnership.

                    (6) At the Closing, the Operating Partnership shall deliver to each Partnership good and marketable title to the OP Units allocated to such Partnership, free and clear of all liens, charges, encumbrances and restrictions, except as contained in the Operating Partnership Agreement, the Registration Rights Agreement, the Voting Rights Agreement and the Lock-Up Agreement, and shall, by execution of the Amendment, admit each Partnership as a limited partner in the Operating Partnership.

                    (7) The Operating Partnership Agreement attached as Exhibit "C", to this Agreement, is true, complete and accurate as at the date of this Agreement, and shall not be further amended prior to the Closing Date, except for (i) amendments in connection with the issuance of additional shares under HME's Dividend Reinvestment Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan, and (ii) amendments in connection with mergers or other transactions wherein additional OP Units are issued in connection with the acquisition of real property, or of interests in entities which own real property.

                    (8) For a period of ten (10) years from and after the Closing Date, the Operating Partnership shall allocate to each Partnership, from time to time, for Federal income tax purposes, pursuant to Section 752 of the Code, nonrecourse debt of the Operating Partnership in an aggregate amount not less than the Negative Basis of such Partnership.

                    (9) The initial Negative Basis of each Partnership in the Property, or Properties, owned by such Partnership shall be determined by reference to the tax basis of such Property or Properties as at (just prior to) the contribution thereof to the Operating Partnership on the Closing Date, and, for a period of ten (10) years from and after the Closing Date, shall be adjusted annually to reflect changes occasioned at the level of the Operating Partnership, including, without limitation, distributions made by the Operating Partnership.

                    (10) The Operating Partnership shall utilize the "TRADITIONAL METHOD" for making allocations to each Partnership under Section 704(c) of the Code with regard to the Property or Properties contributed to the Operating Partnership by such Partnership under this Agreement.

                    (11) For a period of ten (10) years from and after the Closing Date, the Operating Partnership shall not sell, exchange, transfer or otherwise dispose of any Property, or any replacement of any Property (in any event, a "PORTFOLIO TRANSFER"), unless such Portfolio Transfer occurs in such manner as to be tax free to the relevant Partnership.

                    (12) Future transactions involving HME, or the Operating Partnership, including, without limitation, merger(s), sale(s) of assets or similar transactions, shall be structured in such manner as to (i) not result in an amendment to the definition of Conversion Factor as it is currently included in the Operating Partnership Agreement; (ii) prevent, in the context of such a transaction, a different per unit value being assigned to the OP Units issued to the Affiliated Partnerships than the value assigned per share to the then outstanding HME Common Shares; and (iii) for a period of ten (10) years from and after the Closing Date, not interfere with the tax deferred nature of the transaction contemplated by this Agreement with respect to the OP Units issued to the Affiliated Partnerships.

               (b) All of the representations and warranties of the Operating Partnership, and HME, set forth in this Agreement, including, without limitation, the following indemnity, shall survive the Closing, and shall not be deemed to have merged in any document delivered at the Closing.

               (c) The Operating Partnership agrees to indemnify each Partnership, and hold harmless and defend each Partnership, from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, arising as the result of a breach of any of the representations and warranties of the Operating Partnership and/or HME set forth in this Agreement.

          10.  CONDITIONS TO THE OBLIGATIONS OF THE OPERATING PARTNERSHIP.
(a) without limiting any of the rights of the Operating Partnership elsewhere set forth in this Agreement, it is agreed that the obligations of the Operating Partnership under this Agreement shall be subject to the satisfaction of the conditions set forth following (the "BUYER'S
CONDITIONS"):

                    (1) All of the representations and warranties of the Affiliated Partnerships, and each Partnership set forth in this Agreement shall be true, accurate and correct as of the Closing Date (as if made on the Closing
                    Date).

                    (2) Prior to the expiration of the Due Diligence Period, the Board of Directors of HME shall have approved the acquisition of the Properties by the Operating Partnership on the terms and conditions set forth in this Agreement.

                    (3) On or before the Closing Date, all of the management agreements pertaining to the Properties shall have been terminated (effective as at the completion of the Closing on the Closing Date), without cost or expense to the Operating Partnership.

                    (4) The Operating Partnership shall have received the Lender's Consent to the Assumption, and the Lender's Consent shall be in form and substance reasonably satisfactory to the Operating Partnership.

                    (5) As at the Closing Date, the Morgan Loan shall be in full force and effect, with no default or right to accelerate occurring thereunder by reason of the consummation of the transaction contemplated under this Agreement, or otherwise.

                    (6) Each Partnership shall have delivered to the operating Partnership all of the documents and other items required to be delivered by such Partnership to the Operating Partnership under the terms of this Agreement.

                    (7) At the Closing, the Title Company shall have agreed to issue the Title Policies in the form and amounts required by this Agreement.

                    (8) The fulfillment by each Partnership of such other conditions to Closing as are set forth in this Agreement, including, without limitation, the performance by each Partnership of the obligations and covenants of such Partnership set forth in this Agreement.

               (b) Each of the Buyer's Conditions is for the benefit of the Operating Partnership, and, accordingly, any such condition may be waived by the Operating Partnership at any time.

               (c) If any of the Buyer's Conditions shall not have been fulfilled by the Affiliated Partnerships, or otherwise satisfied, or waived, by the Operating Partnership, the operating Partnership shall have the right to terminate this Agreement by written notice to the Affiliated Partnership, in which event the Earnest Money Deposit shall be returned to the Operating Partnership, and this Agreement shall, thereafter, be deemed to be null, void and of no further force or effect, and neither party shall have any further rights or obligations under this Agreement, but subject to the provisions of Section 23 of this Agreement.

          11. CONDITIONS TO THE OBLIGATIONS OF THE AFFILIATED PARTNERSHIPS. (a) Without limiting any of the rights of the Affiliated Partnerships elsewhere set forth in this Agreement, it is agreed that the obligations of the Affiliated Partnerships under this Agreement shall be subject to the satisfaction of the conditions set forth following (the "SELLER'S CONDITIONS"):

                    (1) All of the representations and warranties of the Operating Partnership, and HME, set forth in this Agreement shall be true, accurate and correct as of the Closing Date (as if made on the Closing Date).

                    (2) The Affiliated Partnerships shall have received the Lender's Consent to the Assumption, and the Lender's Consent shall be in form and substance reasonably satisfactory to the Affiliated Partnerships.

                    (3) The Operating Partnership shall have delivered to each Partnership all of the documents and other items required to be delivered by the Operating Partnership under the terms of this Agreement.

                    (4) The fulfillment by the Operating Partnership of such other conditions to Closing as are set forth in this Agreement.

               (b) Each of the Seller's Conditions is for the benefit of the Affiliated Partnerships, and, accordingly, any such condition may be waived by the Affiliated Partnerships at any time.

               (c) If any of the Seller's Conditions shall not have been fulfilled by the Operating Partnership, or otherwise satisfied, or waived by the Affiliated Partnerships, the Affiliated Partnerships shall have the right to terminate this Agreement by written notice to the Operating Partnership, in which event the Earnest Money Deposit shall be returned to the Operating Partnership, and this Agreement shall, thereafter, be deemed to be null, void and of no further force or effect, and neither party shall have any further rights or obligations under this Agreement, but subject to the provisions of Section 23 of this Agreement.

          12. INSPECTION PERIOD. The Operating Partnership shall have a period of thirty (30) days from and after the date of this Agreement (the "DUE DILIGENCE PERIOD") within which to cause one or more surveyors, attorneys, engineers, auditors, architects, and/or other experts of its choice (i) to inspect any document related to any Property, including, without limitation, all Leases and related documents, working drawings, plans and specifications, surveys, appraisals, engineer's reports, environmental reports, insurance policies, service contracts, real estate tax receipts and annual and monthly operating statements, and (ii) to inspect, examine, survey, appraise and obtain engineering inspection and environmental reports with respect to any Property, or all of the Properties, and otherwise to do all that, which, in the opinion of HME, is necessary to determine the condition and value of the Properties for the uses intended by the Operating Partnership, provided, however, that the Operating Partnership shall not conduct any environmental study of any Property beyond a Phase 1 level without the consent of the Affiliated Partnerships, which consent shall not be unreasonably withheld. The Operating Partnership may declare the Due Diligence Period ended at any earlier time. The Operating Partnership must be satisfied in all respects (in the sole and absolute discretion of the Operating Partnership) with the results of all reviews, inspections and investigations conducted by, or under, the Operating Partnership during the Due Diligence Period. If the Operating Partnership shall not be so satisfied, the Operating Partnership may, within three (3) days next following the expiration of the Due Diligence Period, terminate this Agreement, in which event the Operating Partnership shall have no obligation or liability under this Agreement, or with regard to the Affiliated Partnerships or the Properties, and the Operating Partnership shall be entitled to the immediate return of the Earnest Money Deposit, and this Agreement shall, thereafter, be null, void and of no further force or effect. If not so terminated by the Operating Partnership, this Agreement shall continue in full force and effect according to its terms. The Operating Partnership shall be responsible for payment of all of the costs of its due diligence activities, including, without limitation, all engineering and environmental reports, and all financial and Lease audits.

          13. TITLE. (a) At Closing each Partnership will transfer and convey to the Operating Partnership good, marketable and insurable fee simple title to the Property or Properties owned by such Partnership, free and clear of all liens, charges and encumbrances, except the Permitted Exceptions.

               (b) Each Partnership will provide a separate ALTA Owner's Policy of Title Insurance (the "TITLE POLICIES"), preceded by a Commitment (the "TITLE COMMITMENTS"), regarding the Property, or each Property, owned by such Partnership, in each case, in the amount of the Aggregate Contribution Value allocated to such Property, and, in each case, confirming good and marketable title to such Property in the relevant Partnership, subject only to the Permitted Exceptions. The Title Policies shall be issued by First American Title Insurance Company (the "TITLE COMPANY"). The Affiliated Partnerships shall bear all of the expenses in connection with the Title Policies. The Title Commitments shall be delivered to the Operating Partnership within twenty (20) days after the date of this Agreement, and shall be accompanied by copies of all recorded instruments referred to in any of the Title Commitments. The Title Policies shall be issued as soon as practicable after the completion of the Closing on the Closing Date.

               (c) Within twenty (20) days after the date of this Agreement, each Partnership shall furnish to the Operating Partnership written results of searches (the "UCC SEARCHES") of the records of the Michigan Secretary of State, and of the County in which the Property, or each Property, owned by such Partnership is located, conducted by such Partnership's legal counsel, for Uniform Commercial Code Financing Statements, tax liens, or the like, in either the name of such Partnership, or the Property, or Properties, effective as of a date after the date of this Agreement, accompanied by copies of all documents disclosed by the UCC Searches. The Affiliated Partnerships shall bear all of the expenses of the UCC Searches.

               (d) Within twenty (20) days after the date of this Agreement, the Affiliated Partnerships shall deliver to the Operating Partnership a survey pertaining to each of the Properties (the "SURVEYS"), which, in the case of each Property, shall be the survey used for purposes of the Morgan Loan, in each case, updated and recertified (upon the same format) by competent Michigan surveyor(s), to a more current date. The Affiliated Partnerships shall bear all of the expenses of updating and recertifying each Survey.

               (e) If any Title Commitment, UCC Search or Survey discloses exceptions to title other than the Permitted Exceptions, or any other matter which does not conform to the requirements of this Agreement, the Operating Partnership shall so notify the Affiliated Partnerships in writing, such notice to be furnished to the Affiliated Partnerships, if at all, within fifteen (15) days following receipt by the Operating Partnership of the Title Commitments, the UCC Searches and Surveys, and the Affiliated Partnerships shall have the right, but not the obligation, within fifteen (15) days from the date of the receipt of such notice by the Affiliated Partnerships (the "CORRECTION PERIOD"), to have each such unpermitted exception to title removed, or to correct each such other matter, in each case to the satisfaction of the Operating Partnership. If, within the Correction Period, the Affiliated Partnerships fail to have each such unpermitted exception removed, or to correct each such other matter as aforesaid, the operating Partnership may, at its option, and as the sole and exclusive remedy of the Operating Partnership, either (i) terminate this Agreement, in which event this Agreement, without further action of the parties, shall become null and void such that neither party shall have any further rights or obligations under this Agreement, and the Operating Partnership shall be entitled to the immediate return of the Earnest Money Deposit, or (ii) elect to take title to each Property as it then is. If the Operating Partnership fails to make either such election within five
(5) days following the expiration of the Correction Period, the Operating Partnership shall be deemed to have elected option (ii). Any exception to title (other than a Permitted Exception), or any other matter which does not conform to the requirements of this Agreement, to which the Operating Partnership does not object, as aforesaid, shall be deemed approved by the Operating Partnership, and shall be deemed to be an additional Permitted Exception. Notwithstanding anything to the contrary contained herein, the Affiliated Partnerships shall be obligated to remove (or to cause the Title Company to affirmatively insure over) at the expense of the Affiliated Partnerships (a) any mortgages or deeds to secure debt regarding any financing obtained by any Partnership, other than the Morgan Loan;
(b) any mechanic's or materialman's lien for work done on any Property on behalf of any Partnership; and (c) any other monetary lien against any Property resulting from any act or omission of any Partnership.

          14. CLOSING DATE. If this Agreement shall not have been terminated by the Operating Partnership, or the Affiliated Partnerships, for any of the reasons, and within the time(s) herein limited, the closing of the transaction contemplated by this Agreement (the "CLOSING") shall occur within thirty (30) days after the later of (i) the end of the Due Diligence Period, and (ii) receipt of the Lender's Consent (any such day upon which the Closing occurs being herein referred to as the "CLOSING DATE"). The Closing shall be held at the main office of the Title Company, in Troy, Michigan, at such time, or at such other place, as may be mutually agreed upon by the parties.

          15. CLOSING DOCUMENTS. (a) At or prior to the Closing, each Partnership, with respect to the Property, or each Property, owned by such Partnership, shall deliver to the Operating Partnership the following, each of which shall be in form and substance satisfactory to the Operating Partnership and the Title Company:

                    (1) the Lender's Consent;

                    (2) an estoppel certificate from Morgan confirming that there is no default under the Morgan Loan, and that there exists no event that with the passage of time or the giving of notice, or both, would constitute such a default;

                    (3) a warranty deed (the "DEED"), conveying to the Operating Partnership good, marketable and insurable fee simple title to the Property, free and clear of all liens, charges and encumbrances other than the Permitted Exceptions, which Deed shall be in recordable form, duly executed and acknowledged by the relevant Partnership, and shall have affixed thereto, at the expense of such Partnership, any requisite conveyance, transfer and/or documentary tax stamps, in proper amount;

                    (4) an assignment of all of the Partnership's right, title and interest in and to the Leases and Security Deposits, together with an indemnity by the Partnership in favor of the Operating Partnership from and against any and all claims, liabilities, damages and expenses (including, without limitation, reasonable attorney's fees) arising or accruing under any of the Leases prior to the Closing Date, and with a similar indemnity of the Operating Partnership, in favor of the Partnership with respect to matters arising after the Closing Date;

                    (5) an assignment of all of the Partnership's right, title and interest in and to the Service Contracts, together with an indemnity by the Partnership, in favor of the operating Partnership, from and against any and all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees) arising or accruing under any of the Service Contracts so assigned prior to the Closing Date, and with a similar indemnity of the operating Partnership, in favor of the Partnership, with respect to matters arising after the Closing Date;

                    (6) a bill of sale conveying and transferring to the Operating Partnership all right, title and interest of the Partnership in and to all of the Personal Property, which bill of sale shall contain a warranty that such property is free and clear of all liens, charges, encumbrances, security interests and adverse claims other than the Permitted Exceptions;

                    (7) the Affidavit of the Partnership, stating, under penalty of perjury, the United States taxpayer identification number of the Partnership, and that the Partnership is not a foreign person within the meaning of Section 1445 of the Code;

                    (8) an assignment of all of the Partnership's right, title and interest in and to the Trade Names;

                    (9) any and all affidavits, certificates or other documents required by the Title Company in order to cause it to issue the Title Policy regarding the Property in the form and condition required by this Agreement;

                    (10) the Title Policy (or marked-up Title Commitment) pertaining to the Property, in the amount of the Aggregate Contribution

                    Value allocated to the Property, insuring fee simple title to the Property in the Operating Partnership, subject only to the Permitted Exceptions, and otherwise in the form and condition required by this Agreement;

                    (11) an update of the Rent Roll pertaining to the Property (including a listing of all delinquent and prepaid rents), dated the Closing Date, and represented and certified by the Partnership to be true, accurate, complete and correct in all material respects;

                    (12) all of the original Leases, Service Contracts and Equipment Leases (in the case of the Equipment Leases or Service Contracts, limited to those Equipment Leases or Service Contracts which the Operating Partnership is required, or has elected, to assume under this Agreement;

                    (13) all keys to the Property (which shall be delivered at the office of the Property;

                    (14) the "AS-BUILT" plans and specifications for the Property, if available;

                    (15) an assignment to the Operating Partnership of any contractors' or subcontractors' guarantees or warranties relating to the Improvements or Personal Property;

                    (16) duly executed certificates of title, and other transfer documents, with regard to any vehicle owned by the Partnership;

                    (17) a certified copy of the Certificate of Limited Partnership of the Partnership, and such other evidence of the Partnership's power and authority as the Title Company may request;

                    (18) an undertaking by the Partnership to deliver to the Operating Partnership unaudited operating statements for the Property for the period July 1, 1997, through the Closing Date, within thirty (30) days after the Closing Date;

                    (19) a letter to each of the tenants in the Property advising them of the change of ownership of the Property, and the transfer of the Security Deposits, and directing that rentals or other payments thereafter be paid to a payee designated by the Operating Partnership;

                    (20) a sworn statement from a Managing General Partner in the Partnership certifying that the partner, or partners, signing documents in connection with the transaction contemplated by this Agreement is fully authorized to do so;

                    (21) such existing maintenance records in regard to the Property which the Operating Partnership may request not later than five (5) days prior to the Closing Date (which shall be delivered at the Property);

                    (22) the currently effective Licenses regarding the Property, or other reasonably acceptable evidence of the right to use and occupy the Property;

                    (23) signed notices to each utility service provider,
                                   advising of the change in ownership of
                                   the Property;

                    (24) a signed counterpart of the Lock-Up Agreement;

                    (25) a signed counterpart of the Voting Rights
                    Agreement;

                    (26) a signed counterpart of the Registration Rights Agreement;

                    (27) a signed counterpart of the Investor Qualification Questionnaire and Power of Attorney, dated the Closing Date, and in the form of Exhibit "H" attached hereto;

                    (28) a signed counterpart of the Amendment; and

                    (29) such additional documentation as the Operating Partnership, or the Title Company, may reasonably deem necessary or desirable in order to effectuate the transaction contemplated by this Agreement.

               (b) At the Closing, the Operating Partnership shall deliver to each Partnership the following, each of which shall be in form and substance satisfactory to such Partnership:

                    (1) the OP Units allocated to such Partnership (by and through the execution and delivery of the Amendment, which shall evidence and reflect the ownership of the OP Units by such Partnership);

                    (2) a receipt for the Security Deposits;

                    (3) a certificate of the Secretary of HME certifying that the Board of Directors of HME have duly adopted resolutions authorizing the transaction contemplated by this Agreement, and the execution of all of the Closing documents to be executed and delivered by the Operating Partnership pursuant to this Agreement;

                    (4) a sworn statement on behalf of the general partner in the Operating Partnership certifying that the person signing documents in connection with the transaction contemplated by this Agreement on behalf of the Operating Partnership is authorized to do so;

                    (5) a signed counterpart of the Voting Rights
                    Agreement;

                    (6) a signed counterpart of the Registration Rights
                    Agreement;

                    (7) a signed counterpart of the Lock-Up Agreement;

                    (8) a signed counterpart of the Amendment;

                    (9) signed counterparts of all other documents listed in Section 15(a) required to be signed by the Operating Partnership;

                    (10) a certified copy of the Operating Partnership
                    Agreement;

                    (11) on behalf of HME, a certificate of good standing from the Secretary of State of Maryland;

                    (12) on behalf of the Operating Partnership, a certificate of good standing from the Secretary of State of New York; and

                    (13) such additional documentation as the Partnership may reasonably deem necessary to effectuate the transaction set forth in this Agreement.

          16. APPORTIONMENTS. (a) As to each Property, the following items shall be apportioned between the relevant Partnership and the Operating Partnership as of 11:59 p.m. of the day immediately preceding the Closing Date (it being understood that all such adjustments shall be made to the quantity of OP Units to be issued and delivered to the Affiliated Partnerships, and that, for purposes thereof, the Operating Partnership shall be deemed to be the owner of the Properties on the Closing Date):

                    (1) interest on the Morgan Loan;

                    (2) the Reserves and Escrows (which will be held by Morgan for the benefit of the Operating Partnership following the Closing);

                    (3) real estate and personal property taxes, on the usual and customary "DUE DATE" basis;

                    (4) rents under the Leases for the relevant month, as and when collected;

                    (5) coin operated laundry concession income;

                    (6) the full amount of all Security Deposits then held under the Leases;

                    (7) charges for water, sewer, electricity, fuel, gas, telephone and other utilities, which are not metered or otherwise charged directly to tenants under the Leases; provided that if the consumption of any such utilities is measured by meters, at Closing the Partnership shall furnish a current reading of each meter, and provided, further, that if there is not a meter, or if the meter(s) cannot be read by the relevant utility prior to the Closing, the charges therefor shall be adjusted at the Closing on the basis of the charges for the prior period for which bills were issued, and shall be further adjusted when the bills for the period including the Closing Date are issued;

                    (8) amounts paid or payable under the Service Contracts to be assigned to and assumed by the Operating Partnership;

                    (9) fees paid for assignable current Licenses;

                    (10) premiums on existing transferable insurance policies, or renewals of those expiring prior to Closing, if any such policy shall, at the option of the operating Partnership, be assigned to and assumed by the operating Partnership at the Closing; and

                    (11) other expenses of operation.

               (b) Rents which are due and payable to the Partnership by any tenant but uncollected as of the Closing Date shall not be adjusted at the Closing. All rents collected by the operating Partnership after the Closing Date shall be applied first to rentals accruing subsequent to the Closing Date, and then to any rents past due for the calendar month in which the Closing Date occurs (subject to adjustment). All rent collected after Closing for any period prior to the Closing shall belong to the relevant Partnership, and if paid to the Operating Partnership, the Operating Partnership shall promptly send such rent to the relevant Partnership, less all expenses incurred by the Operating Partnership, if any, in regard to the collection thereof. At the Closing, each Partnership shall deliver to the Operating Partnership a schedule of all such past due, but uncollected rents owed by tenants. All rents collected by any Partnership, prior to Closing, for rental period(s) subsequent to the Closing shall be paid by such Partnership to the Operating Partnership at the Closing. All rents collected by the Operating Partnership or the Affiliated Partnerships for rental periods after the Closing shall belong to the Operating Partnership, and if paid to the Affiliated Partnerships, the Affiliated Partnerships shall promptly send such rent to the Operating Partnership.

               (c) Any apportionment estimated at the Closing shall be finally adjusted as soon as practicable after the Closing. Any error in the calculation of apportionments shall be corrected subsequent to the Closing with appropriate credits to be given based upon corrected adjustments; provided, however, that all adjustments (except as to errors caused by misrepresentation) shall be deemed final upon the expiration of ninety (90) days after the Closing Date.

               (d) If on the Closing Date, any Property shall be affected by any special assessment for public improvements or otherwise which is or may become payable by the relevant Partnership in annual installments, of which the first installment is then a charge or lien or has been paid, then, for the purposes of this Agreement, all the unpaid installments of such assessment, including those which are to become due and payable after the Closing, shall be deemed to be due and payable and to be liens upon such Property, and shall be paid and discharged by the relevant Partnership at the Closing.

               (e) Each Partnership shall be responsible for, and shall pay at or prior to Closing, all amounts due to the Closing Date for employees, salaries, accrued vacation pay, withholding and payroll taxes, and other benefits, and any management fee affecting the Property, or Properties, owned by such Partnership.

          17. TRANSACTION COSTS. (a) The Affiliated Partnerships shall be responsible for the following costs in connection with the transaction contemplated by this Agreement, all of which shall be paid by the Affiliated Partnerships, in cash:

                    (1) all of the expenses in connection with updating and recertifying the Surveys;

                    (2) all of the expenses in connection with the Title
                    Policies;

                    (3) all County and State transfer taxes customarily borne by sellers of real estate in Michigan;

                    (4) the Broker's Commission payable to the Dietz
                    Organization;

                    (5) that portion of the Lender's Costs allocable to the Affiliated Partnerships in accordance with Schedule 6 attached hereto; and

                    (6) the fees and charges of such attorneys, accountants and other representatives as shall have been engaged by the Affiliated Partnerships for purposes of consummating the transaction contemplated by this Agreement.

               (b) The Operating Partnership shall be responsible for the following costs in connection with the transaction contemplated by this
Agreement:

                    (1) all of the costs of its due diligence activities, including, without limitation, all engineering and environmental reports, and all financial and lease audits;

                    (2) recording charges;

                    (3) that portion of the Lender's Costs allocable to the Operating Partnership in accordance with Schedule 6 attached hereto; and

                    (4) the fees and charges of such attorneys, accountants and other representatives as shall have been engaged by the Operating Partnership for purposes of consummating the transaction contemplated by this Agreement.

          18. POSSESSION. Upon completion of the Closing, each Partnership shall deliver to the Operating Partnership full and complete possession of the Property, or Properties, owned by such Partnership, in each case, subject only to the Permitted Exceptions.

          19. CONDEMNATION AND DESTRUCTION. (a) If, prior to the Closing Date, any Property, or any part of any Property, is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), the Affiliated Partnerships shall notify the Operating Partnership of such fact, and the operating Partnership shall have the option (which option shall be set forth in a notice from the Operating Partnership to the Affiliated Partnerships given not later than fifteen
(15) business days after receipt of the notice from the Affiliated
Partnerships):

                    (i) to terminate this Agreement, in which event, the Earnest Money Deposit shall be returned to the Operating Partnership, and, thereafter, this Agreement shall be deemed to be null, void and of no further force or effect between the parties; or

                    (ii) to accept title to the relevant Property (other than the portion so taken), without abatement of the Aggregate Contribution Value, in which event the Affiliated Partnerships shall assign and turn over to the Operating Partnership at the Closing, and the Operating Partnership shall be entitled to receive and keep, all amounts awarded, or to be awarded, as the result of the taking.

               (b) If, prior to the Closing Date, all or any material part of any Property is damaged or destroyed by fire or other casualty, the Affiliated Partnerships shall notify the Operating Partnership of such fact, and the Operating Partnership shall have the option (which option shall be set forth in a notice from the Operating Partnership to the Affiliated Partnerships given not later than fifteen (15) business days after receipt of the notice from the Affiliated Partnerships):

                    (i) to terminate this Agreement, in which event, the Earnest Money Deposit shall be returned to the Operating Partnership, and, thereafter, this Agreement shall be deemed to be null, void and of no further force or effect between the parties; or

                    (ii) to accept title to the relevant Property without abatement of the Aggregate Contribution Value, in which event the Affiliated Partnerships shall assign to the Operating Partnership, at the Closing, all of the right, title and interest of the Affiliated Partnerships in and to the insurance proceeds awarded or to be awarded to the Affiliated Partnerships as the result of such damage or destruction.

               (c) In the event there is damage to or destruction of an immaterial part of any Property by fire or other casualty, such damage or destruction shall be repaired promptly by the Affiliated Partnerships, and in the event such damage or destruction cannot be fully repaired by the Closing Date, then at the option of the operating Partnership (i) the Closing shall be postponed until such repairs shall have been completed, or
(ii) the Closing shall be held as scheduled, and the Operating Partnership shall accept title to the relevant Property without abatement of the Aggregate Contribution Value, in which event the Affiliated Partnerships shall assign to the Operating Partnership, at the Closing, all of the right, title and interest of the Affiliated Partnerships in and to the insurance proceeds awarded or to be awarded to the Affiliated Partnerships as the result of such damage or destruction.

               (d) An "IMMATERIAL" part of any Property shall be deemed to have been damaged or destroyed if the cost of repair or replacement thereof shall be $250,000, or less, and a "MATERIAL" part thereof shall be deemed to have been damaged or destroyed if the cost of repair or replacement thereof shall be greater than $250,000.

          20. BROKER'S COMMISSION. The Affiliated Partnerships and the Operating Partnership each represent to the other than the transaction described in this Agreement was not brought about or assisted in any way by any broker, firm or salesman, or other person or persons acting or functioning as, or in a role similar to a broker (any such broker, firm or salesman, or other person, is herein referred to as a "BROKER"), except the Dietz Organization, to whom, pursuant to separate agreement, the Affiliated Partnerships shall pay a real estate brokerage commission of $605,000, at the time of, and in conjunction with the Closing of the transaction under this Agreement. The Affiliated Partnerships agree that should any claim be made for a commission or other compensation with regard to this transaction by any broker, other than a broker engaged in writing by the Operating Partnership, or HME, the Affiliated Partnerships shall have the sole responsibility for paying any such claim, and shall indemnify and hold harmless the Operating Partnership, and HME, from and against any such claim of any broker, and all liabilities and expenses in connection therewith, including court costs and attorneys, fees and expenses.

          21. EARNEST MONEY. Concurrently with the execution of this Agreement by both the Operating Partnership and the Affiliated Partnerships, the Operating Partnership will deposit $100,000 in cash (the "EARNEST MONEY DEPOSIT") with the Title Company, as Escrow Trustee, to be held in an interest bearing account, at an insured institution acceptable to the Operating Partnership pursuant to the terms of an Escrow Agreement in the form of Exhibit "G" attached hereto. At Closing, the Earnest Money Deposit, shall be returned to the Operating Partnership, and shall not be applied to the Net Contribution Value payable for the Properties. If this Agreement shall not have been terminated by the Operating Partnership, the Earnest Money Deposit shall be refundable to the Operating Partnership in the event only that the Affiliated Partnerships default, or are unable to close for any reason. In the event the Operating Partnership does not close for any reason other than as a result of the permitted termination of this Agreement by the Operating Partnership, or the default of the Affiliated Partnerships, or the inability of the Affiliated Partnerships to close, the Earnest Money Deposit, shall be paid to the Affiliated Partnerships. As used anywhere in this Agreement, the term "EARNEST MONEY DEPOSIT" includes all earnings thereon, if any.

          22. COOPERATION. At all times during the term and pendency of this Agreement, the Affiliated Partnerships will cooperate fully with the Operating Partnership in providing books, records and other documentation for review, including, without limitation, all Leases and related documents, working drawings, plans and specifications, surveys, appraisals, engineer's reports, environmental reports, insurance policies, service contracts, real estate tax receipts, copies of tax returns filed by the Affiliated Partnerships, and annual and monthly operating statements relating to the Properties, and in the possession of, or reasonably available to the Affiliated Partnerships. The Affiliated Partnerships will provide access to each Property for all physical inspections required by the Operating Partnership. The Affiliated Partnerships will provide access by the representatives of the Operating Partnership to all financial and other information relating to the Properties as is sufficient to enable such representatives to prepare audited financial statements, at the expense of the Operating Partnership, in conformity with Regulation S-X of the Securities and Exchange Commission (the "COMMISSION"), and any registration statement, report or disclosure statement required to be filed with the Commission.

          23. DEFAULTS AND REMEDIES. (a) If the Affiliated Partnerships fail or refuse to perform in accordance with the terms of this Agreement, including, without limitation, the failure or refusal to perform any covenant or obligation on the part of the Affiliated Partnerships to perform, prior to the Closing, or if any of the representations, warranties and covenants of the Affiliated Partnerships contained in this Agreement shall not be true, complete and correct at Closing, the Operating Partnership may terminate this Agreement, in which event the Earnest Money Deposit shall be returned to the Operating Partnership, and the Operating Partnership shall, in addition, be entitled to reimbursement by the Affiliated Partnerships of the actual out-of-pocket due diligence costs incurred by the Operating Partnership in connection with proposed acquisition of the Properties, up to the sum of $100,000 (after the payment of which, this Agreement shall be deemed null, void, and of no further force or effect between the parties).

               (b) If the Operating Partnership fails or refuses to perform in accordance with the terms of this Agreement, the Earnest Money Deposit shall be forfeited to the Affiliated Partnerships as liquidated damages (which shall be the sole and exclusive remedy of the Affiliated Partnerships against the Operating Partnership), at which time this Agreement shall be deemed to be null, void and of no further force or effect between the parties. In that regard, the Affiliated Partnerships acknowledge and agree that (i) the Earnest Money Deposit is a reasonable estimate of, and bears a reasonable relationship to, the damages suffered and costs incurred by the Affiliated Partnerships as a result of having subjected the Properties to the terms of this Agreement; (ii) the actual damages suffered and costs incurred by the Affiliated Partnerships as a result of such failure of the Operating Partnership to close under this Agreement would be extremely difficult and impractical to determine;
(iii) the Operating Partnership seeks to limit its liability under this Agreement to the amount of the Earnest Money Deposit in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of the Operating Partnership under this Agreement; and (iv) the Earnest Money Deposit shall be and constitute valid liquidated damages.

          24. OTHER PROHIBITED ACTIVITIES. (a) During the term and pendency of this Agreement, the Affiliated Partnerships will cease to market the Berger/Lewiston Portfolio, or any Property, and, in that regard, the Affiliated Partnerships will refrain from soliciting or accepting any offer from any third party, or, except in the case of the restructuring of the Morgan Loan, and in conjunction with the Operating Partnership, engaging in any discussion with any third party concerning the sale, refinancing or recapitalization of the Berger/Lewiston Portfolio, or any Property.

               (b) Both the Operating Partnership and the Affiliated Partnerships agree to keep this Agreement confidential, and not to disclose its contents to anyone except their respective lenders, legal counsel and accountants, except that HME may make such public announcement regarding the transaction contemplated by this Agreement, as may, in its judgment, be required by, or appropriate under, applicable securities laws.

          25. RISK OF LOSS. Until the Closing, the risk of loss or damage to all or any part of any Property, from fire or other casualty, or from condemnation, shall be borne by the Affiliated Partnerships, subject to the terms of this Agreement.

          26. NOTICES. (a) all notices, demands, or requests made and/or given pursuant to, under, or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made and/or given, by postage prepaid, certified or registered mail, return receipt requested, by nationally recognized courier service, or by personal delivery, as follows:
                    (i) if to the Affiliated Partnerships:

                         c/o Richard M. Lewiston
                         21790 Coolidge Highway
                         Oak Park, Michigan 48237;

                         and

                    (ii) if to the Operating Partnership:

                         c/o Home Properties of New York, Inc.
                         850 Clinton Square
                         Rochester, New York 14604
                         Attention:   Norman P. Leenhouts, Chairman and
                                      Co-Chief Executive Officer

               (b) Any such notice, demand or request shall be deemed to have been rendered or given on the date of receipt, in the case of delivery by courier service or personal delivery, or three (3) business days after mailing.

          27. ASSIGNMENT. Neither this Agreement nor any interest hereunder shall be assigned or transferred by any of the Affiliated Partnerships. Neither this Agreement nor any interest hereunder shall be assigned or transferred by the Operating Partnership.

          28. GOVERNING LAW. The corporate laws of the State of Maryland will govern all questions concerning the relative rights and obligations of the parties with respect to any HME Common Shares acquired or acquirable by the holders of OP Units on account of their OP Units. Except as limited by the Voting

Agreement, and the Operating Partnership Agreement, the laws of the State of New York will govern all other questions concerning the relative rights and obligations of the holders of OP Units as limited partners in the Operating Partnership, or otherwise with respect to the OP Units. This Agreement shall, otherwise, be governed, construed and interpreted in accordance with the laws of the State of Michigan applicable to contracts made and to be performed wholly within the State of Michigan without giving effect to the conflicts-of-laws principles thereof.

          29. ENTIRE AGREEMENT. This Agreement contains, or incorporates, all of the terms agreed upon between the parties with respect to the subject matter, and supersedes any and all prior written or oral understandings.

          30. AMENDMENT. This Agreement may not be modified or amended except in, and by, a written instrument executed by the parties hereto.

          31. WAIVER. No waiver by either party of any failure or refusal of the other party to comply with any of the obligations of such party hereunder shall be deemed a waiver of any other or subsequent failure or refusal so to comply.

          32. ARTICLE HEADINGS. The headings of the various sections of this Agreement have been inserted only for purposes of convenience, and are not part of this Agreement, and shall not be deemed in any manner to modify, explain, qualify or restrict any of the provisions of this Agreement.

          33. MISCELLANEOUS. (a) Upon reasonable notice and during business hours between the date of this Agreement and the Closing Date, the Operating Partnership, and agents and representatives of the Operating Partnership, shall have the right to enter upon any Property for the purpose of examining, inspecting and testing such Property.

               (b) The Affiliated Partnerships acknowledge that audited financial statements pertaining to the Properties for a minimum of one, and a maximum of three, prior calendar year(s) of operation, and the portion of the calendar year in which the Closing occurs, up to the Closing Date, are required to be filed by the Operating Partnership with the Securities and Exchange Commission after the Closing. Accordingly, the Affiliated Partnerships agree to provide the Operating Partnership, and its representatives, with access to the books and records of the Affiliated Partnerships pertaining to the Properties after the Closing, upon reasonable advance notice, in order to conduct the required audit, at the expense of the Operating Partnership. Each Partnership will provide a signed Representation Letter, in the form of Exhibit "I" attached hereto, with respect to the Property, owned by such Partnership.

               (c) Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement, or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

               (d) Within thirty (30) days of the Closing Date, each Partnership shall provide the operating Partnership with a schedule showing
(i) that Partnership's share of the principal balance of the Morgan Loan as of the Closing Date, which allocation will be consistent with the allocation set forth on Schedule 4 attached hereto, and (ii) the net book value of the Property or Properties and the Personal Property owned by that Partnership as of the Closing Date. The information on the schedule shall be calculated in a manner consistent with the calculations made and to be made for Federal income tax purposes.

               (e) The date upon which this Agreement shall have been signed by both the Affiliated Partnerships and the operating Partnership shall be considered to be the date of this Agreement.

          IN WITNESS WHEREOF, the Affiliated Partnerships and the Operating Partnership have executed this Agreement as at the day and year first above written.

                                   Berger/Lewiston Associates Limited
                                   Partnership, a Michigan limited
                                   partnership


                              By:  /s/ Richard M Lewiston
                                   ----------------------------
                                   Richard M. Lewiston,
                                   Managing General Partner

                                   Stephenson-Madison Heights Company
                                   Limited Partnership, a Michigan limited
                                   partnership


                              By:  /s/ Richard M. Lewiston
                                   ----------------------------
                                   Richard M. Lewiston,
                                   Managing General Partner

                                   Kingsley-Moravian Company Limited
                                   Partnership, a Michigan limited
                                   partnership

                              By:  /s/ Richard M. Lewiston
                                   ---------------------------
                                   Richard M. Lewiston,
                                   Managing General Partner

                                   Woodland Garden Apartments Limited
                                   Partnership, a Michigan limited
                                   partnership


                              By:  /s/ Richard M. Lewiston
                                   ----------------------------
                                   Richard M. Lewiston,
                                   Managing General Partner

                                   B&L Realty Investments Limited
                                   Partnership, a Michigan limited
                                   partnership

                              By:  /s/ Richard M. Lewiston
                                   -----------------------------
                                   Richard M. Lewiston,
                                   Managing General Partner

                                   Southpointe Square Apartments Limited
                                   Partnership, a Michigan limited
                                   partnership


                              By:  /s/ Richard M. Lewiston
                                   -----------------------------
                                   Richard M. Lewiston,
                                   Managing General Partner

                                   Greentrees Apartments Limited
                                   Partnership, a Michigan limited
                                   partnership


                              By:  /s/ Richard M. Lewiston
                                   -----------------------------
                                   Richard M. Lewiston,
                                   Managing General Partner

                                   Big Beaver-Rochester Properties Limited
                                   Partnership, a Michigan limited
                                   partnership


                              By:  /s/ Richard M. Lewiston
                                   -----------------------------
                                   Richard M. Lewiston,

                                  -40-
                                   Managing General Partner

                                   Century Realty Investment Company
                                   Limited Partnership, a Michigan limited
                                   partnership


                              By:  /s/ Richard M. Lewiston
                                   -----------------------------
                                   Richard M. Lewiston,
                                   Managing General Partner

                                   the "AFFILIATED PARTNERSHIP"

                                   Home Properties of New York, L.P., a New
                                   York limited partnership


                              By:  Home Properties of New York, Inc.,
                                   a Maryland corporation, General Partner


                              By:  /s/ Norman P. Leenhouts
                                   -----------------------------
                                   Norman P. Leenhouts, Chairman and
                                   Co-Chief Executive Officer

                                   the "OPERATING PARTNERSHIP"

                               LIST
                                OF
                      SCHEDULES AND EXHIBITS*


SCHEDULES

Schedule 1     -    Schedule of Partnerships

Schedule 2     -    Schedule of Apartment Projects

Schedule 3     -    Schedule of Ownership of Projects

Schedule 4     -    Schedule of Allocations

Schedule 5     -    Schedule of Services Contracts and Equipment Leases

Schedule 6     -    Schedule of Allocation of Lender's Costs

Schedule 7     -    Schedule of Morgan Loan Documents

Schedule 8     -    Schedule of Proposed Public Improvements/Special
                    Assessments


EXHIBITS

Exhibit "A"    -    Description(s) of the Land

Exhibit "B"    -    Lock-Up Agreement

Exhibit "C"    -    Operating Partnership Agreement

Exhibit "D"    -    Registration Rights Agreement

Exhibit "E"    -    Voting Rights Agreement

Exhibit "F"    -    Rent Rolls

Exhibit "G"    -    Escrow Agreement - Earnest Money Deposit

Exhibit "H"    -    Investor Qualification Questionnaire and Power of
                    Attorney

Exhibit "I"    -    Representation Letter

*Copies will be provided upon request to the Company.